UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street,	Woodbridge,	New Jersey	07095
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:        (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	NFBK	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2021, the Boards of Directors (the “Boards”) of Northfield Bancorp, Inc. (the “Company”) and Northfield Bank increased the number of directors serving on the Boards from nine to ten and appointed Gualberto (Gil) Medina to serve on the Boards, effective January 1, 2022, to the class of directors whose term expires at the 2023 Annual Meeting of Stockholders. At this time, the Boards expect Mr. Medina will serve on the Audit and Risk Committees.

There are no arrangements or understandings between Mr. Medina and any other person pursuant to which he became a director. Mr. Medina is not a party to any transaction with the Company or Northfield Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Medina will receive the standard compensatory arrangements that the Company currently provides its non-employee directors, as described in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 14, 2021.

Item 8.01    Other Events.

A copy of the Company’s news release announcing the appointment referenced above is attached as Exhibit 99 to this Current Report.

Item 9.01    Financial Statements and Exhibits.

(a)     Not Applicable.
(b)     Not Applicable.
(c)    Not Applicable.
(d)     Exhibits.

        Exhibit No.    Exhibit
        99.1        Press release dated December 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: December 14, 2021	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)